Exhibit B

NEW YORK STOCK EXCHANGE, INC.

BOARD OF DIRECTORS – MINUTES

February 3, 2005

A regular meeting of the Board of Directors was held today at 10:10 a.m., Chairman John S. Reed presiding. Directors Albright, Allison, Jackson, McDonald, Shapiro, Weatherstone and Woolard were present. (8)

REDACTED

The Directors discussed REDACTED certain strategic initiatives undertaken by Mr. Thain.

*                    *                     *

REDACTED

/S/ MARY YEAGER
Mary Yeager
Acting Corporate Secretary

NEW YORK STOCK EXCHANGE, INC.

BOARD OF DIRECTORS – EXECUTIVE SESSION

February 3, 2005

The non-management members of the Board of Directors met in Executive Session today, at 10:10 a.m., Chairman John S. Reed presiding. Directors Albright, Allison, Jackson, McDonald, Shapiro, Weatherstone and Woolard were present. (8)

Mr. Carter entered and met with the Board. (9) (10:33 a.m.)

The Directors also addressed various issues with respect to REDACTED strategic initiatives.

Executive session ended. (11:22 p.m.)

/S/ MARY YEAGER
Mary Yeager
Acting Corporate Secretary